Staley, Okada & Partners
CHARTERED ACCOUNTANTS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

July 31, 2006

Board of Directors
PolyMet Mining Corp.
Vancouver, BC

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated April 4, 2006, on the financial statements of PolyMet Mining Corp., for the filing with and attachment to the Form 20-F for the year ending January 31, 2006.

Yours truly,

Staley Okada & Partners

STALEY, OKADA & PARTNERS

Chartered Accountants